UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 24, 2010

MANITEX INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in Charter)

Michigan	001-32401	42-1628978
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9725 Industrial Drive, Bridgeview, Illinois 60455

(Address of Principal Executive Offices) (Zip Code)

(708) 430-7500

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

Manitex International, Inc. announced on June 30, 2010, that its newly formed Italian subsidiary, CVS Ferrari, srl, had entered into an agreement to operate, on an exclusive rental basis, during the Italian bankruptcy process (concordato preventivo) the business of CVS SpA. CVS SpA is located near Milan, Italy and designs and manufactures a range of reach stackers and associated lifting equipment for the global container handling market, sold through a broad dealer network.

Subsequent to June 30, 2010, CVS Ferrari, srl commenced operations. Under the rental agreement, CVS Ferrari, srl is required to give the Italian Court a standby letter of credit for 1.0 million Euros to secure its commitments under the rental agreement. Items being guaranteed by the standby letter of credit include the payment of the monthly fee to rent the CVS SpA business and the purchase of inventory (purchased as needed).

On September 24, 2010, Comerica Bank issued a 1.0 million Euro standby letter as required by the rental agreement. The standby letter of credit expires on July 31, 2012. Although Comerica has a security interest in substantially all the assets of the Company to support the standby letter of credit issued by Comerica, the issuance of the standby letter of credit does not impact Company’s availability under its revolving credit facilities it has with Comerica.

Item 9.01.	Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

Not applicable.

(b) Pro Forma Financial Information.

Not applicable.

(c) Shell Company Transactions.

Not applicable.

(d) Exhibits.

Not applicable

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MANITEX INTERNATIONAL, INC.

By:	/S/ DAVID H. GRANSEE
Name:	David H. Gransee
Title:	VP & CFO

Date: September 30, 2010